Exhibit 99.1

Personalis Reports Preliminary Fourth Quarter and Full Year 2022 Revenue

FREMONT, Calif. – January 4, 2023 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported unaudited preliminary revenue for the fourth quarter and full year ended December 31, 2022.

Personalis estimates revenue of approximately $16.7 million for the fourth quarter of 2022 and approximately $65.0 million for the full year of 2022, which exceeds the company’s previous full year guidance range of $63.0 to $64.0 million.

Fourth Quarter Highlights

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Preliminary revenue from biopharma and other customers is estimated to be $15.8 million in the fourth quarter of 2022 compared with $15.4 million in the fourth quarter of 2021, and preliminary revenue from biopharma and other customers includes estimated revenue from Natera at $8.2 million in the fourth quarter of 2022

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Preliminary revenue from the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) is estimated to be $0.9 million in the fourth quarter of 2022, which is initial revenue from the new contract for up to five-years awarded in September 2022, compared with $5.3 million in the fourth quarter of 2021

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Preliminary cash, cash equivalents, and short-term investments is estimated to be $167.0 million as of December 31, 2022

Full Year 2022 Revenue

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Preliminary revenue from biopharma and other customers is estimated to be $56.6 million for the full year of 2022 compared with $39.8 million for the full year of 2021, a 42% increase; preliminary revenue from biopharma and other customers includes estimated revenue from Natera at $26.5 million for the full year of 2022

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Preliminary revenue from the VA MVP is estimated to be $8.4 million for the full year of 2022, which includes $0.9 million from the new contract for up to five-years awarded in September 2022, compared with $45.7 million for the full year of 2021, a decrease of 82%; VA MVP unfulfilled orders were approximately $9.1 million as of December 31, 2022 and remaining unfulfilled orders are expected to be recognized as revenue in the first-half of 2023, depending upon sample receipt volume and timing from the VA MVP

“We ended 2022 by exceeding our previous full year guidance range, driven by oncology revenue growth of 42% for the fiscal year,” said Aaron Tachibana, Interim Chief Executive Officer and Chief Financial Officer. “We will be providing details in the coming weeks about extending our cash runway while focusing on our key product opportunities."

The above information is preliminary and subject to Personalis’ normal quarter and year-end accounting procedures and external audit by the company's independent registered public accounting firm. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2022, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics, enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single sample. To enable cancer sequencing, Personalis' Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP-aligned as well as Clinical Laboratory Improvement Amendments of 1988-certified and College of American Pathologists-accredited. For more information, visit the Personalis website and News Center, and follow Personalis on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the company’s preliminary and estimated revenue for the fourth quarter of 2022 and cash position at December 31, 2022,the recognition as revenue of unfulfilled orders for the VA MVP and the timing thereof, the anticipated exercise by the VA MVP of each of its four one-year renewal option periods after the one-year base period, our expectations that clinical and biopharma catalysts will drive revenue, cash runway, the company’s business outlook, and the company’s goals and aims. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the risks described above related to preliminary financial results; the timing and pace of new orders from customers, including from Natera, which accounted for an estimated 49% of the company’s total revenue in the fourth quarter and an estimated 41% for the full year of 2022; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; ability to demonstrate attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the expected benefits or success of Personalis’ collaborations including with Moores Cancer Center at UC San Diego Health, BC Cancer, Duke University, Olink Proteomics AB, and others; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the ongoing COVID-19 pandemic; unstable market, economic and geo-political conditions, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K for the annual period ended December 31, 2021, filed with the Securities and Exchange Commission (SEC) on February 24, 2022, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 2, 2022. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Temple

pr@personalis.com

650-752-1300

PERSONALIS, INC.
PRELIMINARY REVENUE RESULTS (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(preliminary)		(preliminary)
VA MVP	$887	$5,304	$8,443	$45,671
All other customers	15,834	15,378	56,603	39,823
Total revenue	$16,721	$20,682	$65,046	$85,494